Exhibit 99.1

Krispy Kreme Contact:
Brian K. Little
336-726-8825
blittle@KrispyKreme.com

FOR IMMEDIATE RELEASE

KRISPY KREME RELEASES SECOND QUARTER FISCAL 2008 RESULTS

Winston-Salem, NC – September 6, 2007– Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the “Company”) today reported financial results for the second fiscal quarter ended July 29, 2007 and announced certain turnaround steps the Company is taking.

Second quarter systemwide sales decreased approximately 0.5% from the second quarter of last year.  Systemwide average weekly sales per store decreased approximately 2.8% to approximately $37,500.  Company Stores average weekly sales per store increased 1.6% to approximately $51,800. Systemwide average weekly sales per store are lower than Company average weekly sales per store principally because satellite stores, which have lower average weekly sales than factory stores, are more prevalent in franchise operations than in Company operations.

Revenues for the second quarter of fiscal 2008 decreased 7.5% to $104.1 million compared to $112.5 million in the second quarter of last year.  Company Stores revenues decreased 4.7% to $75.3 million, Franchise revenues were flat at $5.1 million and KK Supply Chain revenues decreased 16.8% to $23.7 million.

The net loss for the second quarter of fiscal 2008 was $27.0 million, or $0.42 per diluted share, compared to a net loss of $4.6 million, or $0.07 per diluted share, in the comparable period last year.

Impairment charges and lease termination costs totaled $22.1 million in the second quarter this year, compared to $382,000 in the second quarter of fiscal 2007.  The current year charge includes approximately $10.6 million arising from the decision to divest the Company’s manufacturing and distribution facility in Illinois.  Most of the remainder of the charge relates to underperforming stores, including stores closed and likely to be closed.

“After several quarters of progress on our turnaround, second quarter results did not meet our expectations,” said Daryl Brewster, the Company’s President and Chief Executive Officer.  “We are taking steps to transform the Company and improve its performance.”  These steps include:

•	Closing or improving underperforming Company shops
•	Planning to divest an underutilized manufacturing facility in the KK Supply Chain to lower costs, and evaluating strategic options related to other aspects of the supply chain
•	Realigning Company Stores and Franchise management and reducing the cost of store support functions
•	Continuing international expansion
•	Opening small retail stores through our domestic and international franchisees
•	Cooperating with franchisees who are restructuring their operations
•	Continuing to focus on reducing G&A costs
•	Continuing marketing efforts and driving product innovation
•	Developing plans to refranchise certain geographic markets

Consistent with its previously announced plans to increase the percentage of stores operated by franchisees, the Company is developing a strategy to refranchise certain geographic markets, consisting principally of markets outside the Company’s traditional base in the Southeast.  The franchise rights and other assets in many of these markets were acquired by the Company in business combinations in prior years.  The Company’s strategy is to focus on the development of small retail stores, including hot shops, fresh shops and kiosks, in a limited number of geographic markets inside of the Company’s traditional base in the Southeast where the Company believes it can achieve market scale.

During the second quarter of fiscal 2008, 19 new Krispy Kreme stores, comprised of 3 factory stores and 16 satellites, were opened systemwide, and 12 Krispy Kreme stores, comprised of 5 factory stores and 7 satellites, were closed systemwide.  This brings the total number of stores systemwide at the end of the second quarter of fiscal 2008 to 411, consisting of 299 factory stores and 112 satellites.  The net increase of 7 stores in the quarter reflects a net increase of 13 international stores and a net decrease of 6 domestic stores.

During the second quarter, the Company prepaid $5.0 million of the balance outstanding under its term loan, bringing total prepayments for the six months ended July 29, 2007 to $14.3 million, including $4.3 million prepaid using the proceeds of certain asset sales and a $5.0 million prepayment in the first quarter of the fiscal year.  As of July 29, 2007, the maximum additional indebtedness permitted under the term loan financial covenants was approximately $8 million.  Based on the Company’s current forecast of fiscal 2008 results, the Company anticipates that an additional prepayment of approximately $5 million will be necessary in the third quarter of fiscal 2008 in order to continue to comply with the financial covenants.  As of July 29, 2007, the Company’s consolidated balance sheet reflects cash and indebtedness of approximately $25 million and $96 million, respectively.

Several franchisees have been experiencing financial pressures which, in certain instances, appear to have become more exacerbated during the second quarter.  Franchisees closed 13 stores in the first six months of fiscal 2008, and the Company believes that the closure of a significant number of additional franchise stores is likely during the balance of the fiscal year.  Royalty revenues and most of KK Supply Chain revenues are directly correlated to sales by franchise stores and, accordingly, store closures have an adverse effect on the Company’s revenues and results of operations.

Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise stores.  The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.  The Company’s consolidated financial statements include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchisees, but exclude sales by franchise stores to their customers.

Krispy Kreme management will host a conference call to review second quarter results on September 7, 2007 at 8:30 a.m. (ET).  A live webcast of the conference call will be available at www.KrispyKreme.com/investorrelations.html and www.Streetevents.com.  An archived audio replay will be available shortly following the conference call.  To access the telephone replay dial 888-286-8010 and enter the passcode number 69961589.  International callers may access the replay by dialing 617-801-6888 and entering passcode 69961589.  The audio replay will be available through September 14, 2007.  The conference call webcast will be archived and accessible for one month following the date of the conference call.

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Information contained in this press release, other than historical information, should be considered forward-looking.  Forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations, including by the Securities and Exchange Commission and the United States Attorney's Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; material weaknesses in our internal control over financial reporting; our ability to implement remedial measures necessary to improve our processes and procedures; negative publicity; significant changes in our management; our ability, and our dependence on the ability of our franchisees, to execute our and their business plans; our ability to implement our international growth strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with governmental regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; restrictions on our operations contained in our senior secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; and other factors discussed in Krispy Kreme's Annual Report on Form 10-K for fiscal 2007 and other periodic reports filed with the Securities and Exchange Commission.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)
	July 29, 2007	Jan. 28, 2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,893	$36,242
Receivables	20,886	26,769
Accounts and notes receivable — equity method franchisees	2,200	834
Inventories	24,404	21,006
Insurance recovery receivable	—	34,967
Other current assets	6,616	12,000
Total current assets	78,999	131,818
Property and equipment	135,297	168,654
Investments in equity method franchisees	2,839	3,224
Goodwill and other intangible assets	28,534	28,934
Deferred income taxes	20	20
Other assets	10,247	16,842
Total assets	$255,936	$349,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,851	$1,730
Accounts payable	8,677	7,874
Accrued litigation settlement	—	86,772
Deferred income taxes	20	20
Other accrued liabilities	34,006	38,474
Total current liabilities	44,554	134,870
Long-term debt, less current maturities	94,336	105,966
Other long-term obligations	29,597	29,694

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	352,524	310,942
Accumulated other comprehensive income	1,384	1,266
Accumulated deficit	(266,459)	(233,246)
Total shareholders’ equity	87,449	78,962
Total liabilities and shareholders’ equity	$255,936	$349,492

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 29, 2007	July 30, 2006	July 29, 2007	July 30, 2006

Revenues	$104,098	$112,535	$215,016	$231,900
Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown below)	95,333	97,048	192,328	194,133
General and administrative expenses	6,922	12,154	13,744	28,761
Depreciation and amortization expense	4,086	5,459	8,774	10,937
Impairment charges and lease termination costs	22,109	382	34,772	1,137
Settlement of litigation	—	—	(14,930)	—
Other operating (income) and expense, net	16	111	(269)	100
Operating (loss)	(24,368)	(2,619)	(19,403)	(3,168)
Interest income	407	424	845	708
Interest expense	(2,635)	(5,036)	(5,155)	(10,169)
Loss on extinguishment of debt	—	—	(9,622)	—
Equity in (losses) of equity method franchisees	(258)	(365)	(479)	(859)
Other non-operating income and (expense), net	23	3,097	46	3,219
(Loss) before income taxes	(26,831)	(4,499)	(33,768)	(10,269)
Provision for income taxes	209	78	670	350
Net (loss)	$(27,040)	$(4,577)	$(34,438)	$(10,619)

(Loss) per common share:
Basic	$(.42)	$(.07)	$(.54)	$(.17)

Diluted	$(.42)	$(.07)	$(.54)	$(.17)

Weighted average shares outstanding	63,872	61,854	63,511	61,847

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)

	Six Months Ended
	July 29, 2007	July 30, 2006
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss)	$(34,438)	$(10,619)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,774	10,937
Deferred income taxes	39	(292)
Impairment charges	33,124	398
Settlement of litigation	(14,930)	—
Accrued rent expense	109	823
(Gain) on disposal of property and equipment	(446)	83
(Gain) on sale of interest in equity method franchisee	—	(3,520)
Share-based compensation	4,525	6,902
Provision for doubtful accounts	1,215	2,008
Amortization of deferred financing costs	5,726	1,374
Equity in losses of equity method franchisees	479	859
Other	185	303
Change in assets and liabilities:
Receivables	3,312	(2,690)
Inventories	(3,378)	1,497
Other current and non-current assets	703	4,262
Accounts payable and accrued liabilities	(3,364)	(3,522)
Other long-term obligations	310	809
Net cash provided by operating activities	1,945	9,612
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,357)	(1,987)
Proceeds from disposals of property and equipment	4,866	3,627
Investments in and advances to franchise investees	—	(625)
Recovery of investments in and advances to franchise investee	—	2,500
Sale of interest in equity method franchisee	—	3,840
Acquisition of stores from franchisee	—	(400)
Decrease in other assets	5	14
Net cash provided by investing activities	1,514	6,969
CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of short-term debt	—	2,984
Repayment of short-term debt	—	(1,317)
Proceeds from issuance of long-term debt	110,000	—
Repayment of long-term debt	(122,165)	(2,137)
Deferred financing costs	(2,868)	—
Proceeds from exercise of stock options	182	—
Net change in book overdraft	—	(60)
Net cash (used for) financing activities	(14,851)	(530)
Effect of exchange rate changes on cash	43	23
Cash balances of subsidiary at date of deconsolidation	—	(1,413)
Net increase (decrease) in cash and cash equivalents	(11,349)	14,661
Cash and cash equivalents at beginning of period	36,242	16,980
Cash and cash equivalents at end of period	$24,893	$31,641
Supplemental schedule of non-cash investing and financing activities:
Assets acquired under capital leases	$656	$41

KRISPY KREME DOUGHNUTS, INC.

Store Count

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three months ended July 29, 2007:
APRIL 29, 2007	301	103	404
Opened	3	16	19
Closed	(5)	(7)	(12)
JULY 29, 2007	299	112	411

Six months ended July 29, 2007:
JANUARY 28, 2007	296	99	395
Opened	12	20	32
Closed	(9)	(7)	(16)
JULY 29, 2007	299	112	411

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 29, 2007	July 30, 2006	July 29, 2007	July 30, 2006

Year over year percentage change in systemwide sales (1)	(0.5)%	(14.8)%	(1.7)%	(15.7)%

Average weekly sales per factory store (2):
Company	$53.3	$52.8	$55.0	$53.9
Systemwide	$50.5	$48.1	$51.1	$48.6

Factory store operating weeks (3):
Company	1,411	1,495	2,828	2,997
Systemwide	3,812	4,016	7,625	8,130

Average weekly sales per store (4):
Company	$51.8	$51.0	$53.6	$52.2
Systemwide	$37.5	$38.6	$38.4	$39.2

Store operating weeks (5):
Company	1,450	1,547	2,906	3,093
Systemwide	5,127	5,011	10,136	10,073

On-premises sales (6):
Company change in same store sales	1.4%		0.7%
Systemwide change in same store sales	(1.8)%		(2.1)%

Company off-premises sales (7):
Change in average weekly number of doors	(1.6)%		(0.1)%
Change in average weekly sales per door	(6.1)%		(5.2)%

(1)
Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores.  The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.

(2)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for factory stores.
(3)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for factory stores.
(4)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for both factory and satellite stores.
(5)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(6)
The change in “same store sales” represents, on a Company and systemwide basis, the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period.  Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods.  In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.

(7)
For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 29, 2007	July 30, 2006	July 29, 2007	July 30, 2006
Revenues:
Company Stores	$75,265	$78,937	$155,717	$164,935
Franchise	5,094	5,054	10,094	9,603
KK Supply Chain:
Total revenues	48,753	54,834	101,482	112,078
Less- intersegment elimination	(25,014)	(26,290)	(52,277)	(54,716)
External KK Supply Chain revenues	23,739	28,544	49,205	57,362
Total revenues	$104,098	$112,535	$215,016	$231,900
Operating income (loss):
Company Stores	$(5,164)	$(1,561)	$(5,332)	$1,769
Franchise	2,911	4,138	6,204	7,839
KK Supply Chain	7,251	7,744	13,946	17,900
Unallocated general and administrative expenses	(7,257)	(12,558)	(14,379)	(29,539)
Impairment charges and lease termination costs	(22,109)	(382)	(34,772)	(1,137)
Settlement of litigation	—	—	14,930	—
Total operating (loss)	$(24,368)	$(2,619)	$(19,403)	$(3,168)
Depreciation and amortization expense:
Company Stores	$2,923	$4,154	$6,415	$8,322
Franchise	24	31	48	63
KK Supply Chain	839	870	1,711	1,745
Corporate administration	300	404	600	807
Total depreciation and amortization expense	$4,086	$5,459	$8,774	$10,937